Exhibit 99-1

NewLake Capital Partners Reports Third Quarter 2026 Financial Results

Third Quarter 2026 Revenue Totaled $12.0 Million

Third Quarter 2026 Net Income Attributable to Common Stockholders Totaled $4.2 Million, Funds from Operations Totaled $10.0 Million, and Adjusted Funds from Operations Totaled $10.3 Million

Conference Call and Webcast Scheduled for November 5, 2026, at 11 a.m. Eastern Time

New Canaan, CT, November 4, 2026 — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the third quarter ended September 30, 2026.

“Our third quarter financial results were in line with our expectations, and year to date we collected 99.7% of contractual rent. Notably, we strengthened our balance sheet by repaying $7.6 million of debt, ending the quarter with no debt outstanding and $17.9 million in cash,” said Anthony Coniglio, NewLake’s President and Chief Executive Officer. “During the third quarter we acquired a dispensary property in Kentucky, and subsequent to quarter end we acquired dispensary properties in Michigan and Kentucky. With a disciplined focus on property-level cash flow, a debt-free balance sheet and available credit capacity, we believe NewLake is well positioned to pursue growth opportunities as the cannabis regulatory landscape matures.”

Third Quarter 2026 Financial Highlights

◦Total revenue of $12.0 million.
◦Net income attributable to common stockholders totaled $4.2 million, or $0.20 per share of common stock.
◦Funds From Operations (“FFO”)(1) totaled $10.0 million, or $0.47 per share of common stock.
◦Adjusted Funds From Operations (“AFFO”)(1) totaled $10.3 million, or $0.49 per share of common stock.
◦Declared a third quarter dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per common share.

Balance Sheet and Third Quarter Highlights as of September 30, 2026

◦Cash and cash equivalents as of September 30, 2026, were $17.9 million.
◦Gross real estate assets of $433.8 million, including one property classified as Real Estate Held for Sale.
◦On August 4, 2026, the Company purchased a dispensary located in Kentucky for approximately $0.6 million and committed to fund approximately $1.6 million for improvements.
◦No outstanding debt.

Recent Developments

◦Subsequent to quarter end, the Company acquired two dispensary properties located in Michigan and Kentucky for an aggregate purchase price of approximately $1.3 million and committed to fund approximately $1.7 million in property improvements. The properties were leased to an affiliate of an existing tenant.
◦In November 2026, the Company's Board of Directors authorized an extension of the expiration date of the Company's stock repurchase program to December 31, 2028. Approximately $8.2 million remains available for future repurchases under the program.

(1) FFO and AFFO are presented on a dilutive basis.

Financial Results

The following table summarizes the Company’s financial results for the three and nine months ended September 30, 2026 (dollars in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30, 2026
	2026	2025	2026	2025
Total Revenue	$12,024	$12,587	$36,420	$38,728

Net Income Attributable to Common Stockholders	$4,176	$6,666	$15,846	$20,282
Net Income Attributable to Common Stockholders Per Share - Diluted	$0.20	$0.32	$0.77	$0.98

FFO Attributable to Common Stockholders - Diluted	$9,968	$10,651	$29,558	$32,285
FFO per share – Diluted	$0.47	$0.51	$1.41	$1.54

AFFO Attributable to Common Stockholders - Diluted	$10,332	$11,022	$30,683	$33,199
AFFO per share – Diluted	$0.49	$0.52	$1.46	$1.58

For the three months ended September 30, 2026, the Company generated total revenue of approximately $12.0 million, representing a 4.5% decrease compared to $12.6 million for the same period in 2025. The decrease was driven by the loss of rental income from three properties that became available for lease during 2025. The decrease was partially offset by annual contractual rent escalations, a full quarter of rental income from two Ohio dispensaries acquired in 2025, including rent from funded tenant allowances at these properties, and rental income from the acquisition of a Kentucky dispensary property on August 4, 2026.

For the nine months ended September 30, 2026, the Company generated total revenue of approximately $36.4 million, representing a 6.0% decrease compared to $38.7 million for the same period in 2025. The decrease was driven by the loss of rental income from three properties that became available for lease during 2025. The decrease was partially offset by annual contractual rent escalations, a full nine months of rental income from two Ohio dispensaries acquired in 2025, including rent from funded tenant allowances at these properties, and rental income from the acquisition of a dispensary property in Kentucky on August 4, 2026.

The decline in AFFO for the three and nine months ended September 30, 2026 was primarily driven by the loss of rental income and additional property carrying costs associated with properties available for lease, resulting in decreases of approximately 6.3% and 7.6%, respectively, compared to the corresponding periods in 2025.

Investment Activity
Portfolio and Tenant Updates
The Cannabist Company
The Company continues to monitor developments related to Cannabist and its restructuring proceedings. Below is a summary of the developments during the third quarter of 2026.
The Cannabist Company

In September 2026, the Company entered into agreements providing for the termination of Cannabist's lease at the Company's Aurora, Illinois cultivation facility and the commencement of a new lease with the acquirer of Cannabist's cultivation operations at this facility, each effective upon closing of the related transaction, which remained pending as of September 30, 2026. In connection with these agreements, Cannabist forfeited its security deposit of approximately $100.0 thousand, which the Company recognized as rental income during the three months ended September 30, 2026.

At the Company's other three properties leased to Cannabist, the Company collected all contractual rent due through September 30, 2026. The Company holds aggregate security deposits of approximately $381.5 thousand related to these properties.
PharmaCann

In August 2026, the Company consented to a change in control of PharmaCann Penn LLC, the tenant at the Company's Shamokin, Pennsylvania dispensary property, whereby an affiliate of Cresco Labs Inc. acquired the tenant. In connection with the transaction, Cresco Labs Inc. became a guarantor under the existing lease. The terms of the lease otherwise remained unchanged.

Financing Activity

Revolving Credit Facility

In August 2026, NLCP Operating Partnership, L.P. (the "Operating Partnership") entered into an amendment to its Revolving Credit Facility, amending the Loan and Security Agreement. The amendment (i) maintained aggregate revolving commitment of $90.0 million, with one existing regional bank providing the full commitment under the facility, subject to lender approval for borrowings in excess of $30.0 million in aggregate principal amount; (ii) extended the maturity date by two years from May 6, 2027 to May 6, 2029; (iii) modified the interest rate such that borrowings bear interest at a variable rate equal to the greater of (a) the Prime Rate quoted in The Wall Street Journal (Western Edition) and (b) 6.25%; and (iv) revised the unused line fee provisions.
During the three months ended September 30, 2026, the Company repaid the $7.6 million outstanding under its revolving credit facility and, as of September 30, 2026, had no outstanding borrowings under the $90.0 million facility.
As of September 30, 2026, the Company was in compliance with the covenants under the revolving credit facility agreement.

Dividend
On September 14, 2026, the Company’s Board of Directors declared a third quarter 2026 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on October 15, 2026, to stockholders of record at the close of business on September 30, 2026, and represents an AFFO payout ratio of 88%.
Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on November 5, 2026, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the third quarter ended September 30, 2026.

Event:	NewLake Capital Partners Inc. Third Quarter 2026 Earnings Call
Date:	Thursday, November 5, 2026
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or 1-201-493-6780 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 19, 2026, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13762858.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 37 properties, including 15 cultivation facilities and 22 dispensaries, primarily leased to single tenants under triple-net lease agreements. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “remain” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
NewLake@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets:
Real Estate
Land	$23,453	$22,903
Building and Improvements	405,358	404,983
Total Real Estate	428,811	427,886
Less Accumulated Depreciation	(68,019)	(57,916)
Net Real Estate	360,792	369,970
Real Estate Held for Sale	4,802	4,802
Cash and Cash Equivalents	17,860	23,937
In-Place Lease Intangible Assets, net	12,371	15,710
Loan Receivable, net (Current Expected Credit Loss of $42 and $71, respectively)	4,708	4,929
Other Assets	1,498	1,481
Total Assets	$402,031	$420,829

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,310	$1,307
Revolving Credit Facility	—	7,600
Dividends and Distributions Payable	9,041	9,169
Security Deposits	6,664	6,728
Rent Received in Advance	754	1,013
Other Liabilities	132	324
Total Liabilities	17,901	26,141

Commitments and Contingencies

Equity:
Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,580,766 and 20,552,632 Shares Issued and Outstanding, respectively	206	205
Additional Paid-In Capital	447,749	447,185
Accumulated Deficit	(70,381)	(59,449)
Total Stockholders' Equity	377,574	387,941

Noncontrolling Interests	6,556	6,747
Total Equity	384,130	394,688

Total Liabilities and Equity	$402,031	$420,829

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Rental Income	$11,828	$12,335	$35,376	$37,485
Interest Income from Loans	138	137	415	408
Fees and Reimbursables	58	115	629	835
Total Revenue	12,024	12,587	36,420	38,728

Expenses:
Reimbursable Property Expenses	48	46	434	713
Property Carrying Costs	276	145	643	150
Depreciation and Amortization Expense	5,724	3,874	13,454	11,634
General and Administrative Expenses:
Compensation Expense	943	933	2,902	2,808
Professional Fees	337	334	1,247	1,137
Other General and Administrative Expenses	367	350	1,284	1,314
Total General and Administrative Expenses	1,647	1,617	5,433	5,259
Total Expenses	7,695	5,682	19,964	17,756

Loss on Sale of Real Estate	—	—	—	(34)
Provision for Current Expected Credit Loss	9	11	29	34

Income From Operations	4,338	6,916	16,485	20,972

Other Income (Expense):
Other Income	56	97	208	274
Interest Expense	(146)	(232)	(576)	(616)
Total Other Income (Expense)	(90)	(135)	(368)	(342)

Net Income	4,248	6,781	16,117	20,630

Net Income Attributable to Noncontrolling Interests	(72)	(115)	(271)	(348)

Net Income Attributable to Common Stockholders	$4,176	$6,666	$15,846	$20,282

Net Income Attributable to Common Stockholders Per Share - Basic	$0.20	$0.32	$0.77	$0.98

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.20	$0.32	$0.77	$0.98

Weighted Average Shares of Common Stock Outstanding - Basic	20,674,980	20,629,562	20,662,352	20,613,788

Weighted Average Shares of Common Stock Outstanding - Diluted	21,047,217	20,995,800	21,034,257	20,981,539

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and nine months ended September 30, 2026 and 2025 (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income Attributable to Common Stockholders	$4,176	$6,666	$15,846	$20,282
Net Income Attributable to Noncontrolling Interests	72	115	271	348
Net Income	4,248	6,781	16,117	20,630

Adjustments:
Real Estate Depreciation and Amortization	5,720	3,870	13,441	11,621
Loss on Sale of Real Estate	—	—	—	34
FFO Attributable to Common Stockholders - Diluted	9,968	10,651	29,558	32,285
Provision for Current Expected Credit Loss	(9)	(11)	(29)	(34)
Stock-Based Compensation	324	316	971	750
Non-cash Interest Expense	50	67	185	202
Amortization of Straight-line Rent Expense	(1)	(1)	(2)	(4)
AFFO Attributable to Common Stockholders - Diluted	$10,332	$11,022	$30,683	$33,199

FFO per share – Diluted	$0.47	$0.51	$1.41	$1.54

AFFO per share – Diluted	$0.49	$0.52	$1.46	$1.58